UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2008

PURIO INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-142019
(Commission File Number)

98-05255034
(IRS Employer Identification No.)

1048 1685 H Street, Blaine, Washington, USA 98320
(Address of principal executive offices and Zip Code)

(866) 698-0146
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This documents is being filed as required by the Securities and Exchange Commission’s interpretive guidance on post-acquisition reporting in accordance with Rule 13a-1 and Rule 13a-13 of the Securities and Exchange Act of 1934, as amended. Our current report on Form 8-K filed on February 14, 2008 which disclosed the closing of the Share Exchange was filed within 45 days of the year end of Purio Environmental Water Source, Inc. (the predecessor company), and as that Form 8-K did not include the audited financial statements of our predecessor company for the year ended December 31, 2007, the interpretive guidance requires us to file such audited financial statement in an amendment. Accordingly, this amended Form 8-K has been updated to include all information required in an annual report on Form 10-KSB, including the audited financial statements of the predecessor company for the year ended December 31, 2007 and the corresponding changes to the disclosure under the section entitled Management’s Discussion and Analysis.

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 6 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Purio Inc. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

Item 1.01 Entry into a Material Definitive Agreement

As used in this current report, the terms “we”, “us” and “our” refer to Purio Inc., formerly AOM Minerals Ltd.

On December 7, 2007, we entered into a share exchange agreement with Purio Environmental Water Source, Inc. (“Purio”), a private Nevada corporation. Pursuant to the terms of the share exchange agreement, we agreed to acquire all of the issued and outstanding shares of Purio’s common stock in exchange for the issuance by our company of 27,500,000 shares of our common stock to the shareholders of Purio. A copy of the share exchange agreement is attached as Exhibit 2.1 to our current report on Form 8-K filed with the SEC on December 11, 2007.

On February 11, 2008, we entered into an amended and restated share exchange agreement with Purio and the shareholders of Purio, and the agreement was amended slightly to alter some closing conditions on February 13, 2008. The amended agreement amends and restates the share exchange agreement dated December 7, 2007 in its entirety except for Schedule 2A, Schedule 2B and Schedule 3 which were previously executed by the shareholders of Purio. Pursuant to the amended agreement, we agreed to acquire all of the issued and outstanding shares of Purio’s common stock in exchange for the issuance by our company of approximately 27,734,603 shares of our common stock to the shareholders of Purio. We also agreed that 27,500,000 held by two of our previous shareholders would be cancelled.

Please review the form of amended agreement, attached hereto as Exhibit 2.1 to this current report, for a complete description of all of the terms and conditions of the amended agreement.

Business of Purio Environmental Water Source, Inc.

Purio was incorporated under the laws of the State of Nevada and its principal offices are located at 1048 1685 H Street, Blaine, Washington, USA. Purio owns proprietary water clarification technology suitable to a broad number of applications including the clarification of surface water, industrial process water and sewage. Purio intends to use its technology initially for industrial and commercial applications to reclaim water and reduce the need for fresh water in such applications. Purio further intends to use its proprietary technology to produce potable water for commercial and residential use. In all cases, Purio intends to retain ownership and operation of its proprietary technology and selling the produce water to end users.

Terms and Conditions of the Amended Agreement

The following is a brief description of the terms and conditions of the amended agreement that are material to our company:

1.	our company and Purio will receive duly executed copies of all third-party consents and approvals contemplated by the share exchange agreement;
2.	no material adverse change will occur with the business or assets of our company or Purio since the effective date of the share exchange agreement;
3.	27,500,000 shares held by our previous shareholders will be cancelled by February 22, 2008;
4.	other than the 27,500,00 shares to be cancelled, our shareholders prior to closing will hold no more than 27,500,000 common shares;
5.	our company and Purio will be reasonably satisfied with their respective due diligence investigation of each other; and
6.

Purio will have delivered to our company audited financial statements for its last two fiscal years, prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

The foregoing description of the amended agreement is qualified in its entirety by the contents of the amended agreement attached as Exhibits 2.1 and 2.2 to this current report.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 7, 2007, we entered into a share exchange agreement with Purio Environmental Water Source, Inc. (“Purio”), a private Nevada corporation. Pursuant to the terms of the share exchange agreement, we agreed to acquire all of the issued and outstanding shares of Purio’s common stock in exchange for the issuance by our company of 27,500,000 shares of our common stock to the shareholders of Purio. A copy of the share exchange agreement is attached as Exhibit 2.1 to our current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 11, 2007.

On February 11, 2008, we entered into an amended and restated share exchange agreement with Purio and the shareholders of Purio, and the agreement was amended slightly to alter some closing conditions on February 13, 2008. The amended agreement amends and restates the share exchange agreement dated December 7, 2007 in its entirety except for Schedule 2A, Schedule 2B and Schedule 3 which were previously executed by the shareholders of Purio. Pursuant to the amended agreement, we agreed to acquire all of the issued and outstanding shares of Purio’s common stock in exchange for the issuance by our company of approximately 27,734,603 shares of our common stock to the shareholders of Purio.

The closing of the transactions contemplated in the amended agreement and the acquisition of all of the issued and outstanding common stock of Purio occurred on February 13, 2008, except that the 27,500,000 shares had not yet been cancelled. In accordance with the closing of the amended agreement, we issued 27,734,603 common shares to certain of the former shareholders of Purio in exchange for the requisition by our company of all of the issued and outstanding common shares of Purio on the basis of 1.01 common shares of our company for every one common share of Purio. We are obligated to cancel the 27,500,000 shares by February 22, 2008.

Following the cancellation of the 27,500,000 shares, we will have 55,234,603 common shares issued and outstanding as a result of the issuance of 27,734,603 common shares to the former shareholders of Purio. Upon the cancellation of the 27,500,000 shares, the former shareholders of Purio will hold 27,734,603 common shares, representing approximately 50.2% of the issued and outstanding common shares of our company. The share exchange is deemed to be a reverse acquisition for accounting purposes. Purio, the acquired entity, is regarded as the predecessor entity as of February 13, 2008. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of Purio. Such financial statements will depict the operating results of Purio, including the acquisition of our company, from Purio’s inception on November 16, 1999.

BUSINESS

Corporate History

We were incorporated pursuant to the laws of the State of Nevada on June 3, 2005 under the name AOM Minerals Ltd. Our principal office is located at 1048 1685 H Street, Blaine, Washington, USA 98320. Effective October 29, 2007, we effected a five (5) for one (1) forward stock split of our authorized, issued and outstanding common. The forward stock was approved by NASDAQ at the open for business on November 2, 2007.

Following our incorporation, we engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discovered.

We were not financially successful in implementing our business plan as a mineral property exploration company and were not able to generate any revenue. As management of our company investigated opportunities and challenges in the business of being a mineral property exploration company, management realized that the business did not present the best opportunity for our company to realize value for our shareholders. Accordingly, we abandoned our previous business plan and focused on the identification of suitable businesses with which to enter into a business opportunity or business combination, which ultimately led to the transaction with Purio.

Business Subsequent to the Acquisition of Purio Environmental Water Source Inc.

As of the closing date of the amended agreement on February 13, 2008, we adopted the business of selling clarified and reclaimed product water for human consumption, and agricultural, industrial, domestic and recreational uses. Our business strategy is to generate revenues through the production, processing and distribution of clarified and reclaimed product water. In addition, we intend to distribute water purification equipment in Canada, the Unites States and internationally through license agreements and other appropriate arrangements.

Overview

Increased water consumption for personal, industrial, agricultural, domestic and recreational uses may lead to shortages of global water supplies. Our management believes that water usage may increase globally in the short and long term as a result of increases in population, industrial activity and pollution. As water supplies become depleted, commercial processes for water recycling and the treatment of wastewater, or other unusable forms of water, may be desirable, and even considered necessary, to meet demands for water worldwide. In addition to the increasing quantity of water required to meet global demand, of great importance is the quality of water particularly if it is prepared for human consumption, food production and food preparation.

Products and Services

Purio acquired our patented water treatment technology through the enforcement of a generally security agreement which gave Purio a secured interest in various assets of Proteus Environmental Systems Inc. (“Proteus”). Daryl English, our President and Chief Executive Officer, was the President of Proteus when Purio entered into the general security agreement with Proteus. On December 14, 2001 Purio enforced our security interest and became the owner of, among other assets, US patent 5904855 and Canadian patent application number CA2277922; both of which relate to Purio’s water clarification technology. Purio’s general security agreement with Proteus is attached hereto as Exhibit 10.2 and the notice of retention of collateral pursuant to which Purio exercised its security interest is attached hereto as Exhibit 10.3

Our patented water treatment technology has the potential to satisfy a significant demand for clean water suitable for human consumption, agricultural, industrial, domestic and recreational uses. The technology has a wide range of applications, including wastewater treatment, process water recycling, and drinking water production. It works as a continuous-flow water/suspended-solids primary separation system. The process mechanically separates suspended solids from liquids, without the use of membranes or filters. When the process is applied to residential wastewater, the solids can be further processed through various forms of bio-reduction technology, including composting, thereby creating a value-added by-product suitable for uses in agriculture, horticulture, or landscaping. We believe the same clarification equipment, because of its versatility, has similar potential for the economical reclamation of process water normally disposed of in industrial and agricultural applications such as food processing. In addition, the technology is also capable of primary clarification of dirty surface water from ponds and rivers as a first stage in providing safe drinking water. Clarified water may be further sanitized by ozonation and treated by such means as reverse osmosis to become high-quality potable water.

In addition, we intend to distribute a comprehensive line of in-home and office drinking water purification equipment in Canada and the Unites States. We have entered into a license agreement with Earl Switenky doing business as UltraSafe Water Source for the marketing and distribution of UltraSafe’s water purification equipment. Mr. Switenky is one of our directors and was a director and officer of Purio at the time the licensing agreement was entered into. To date we are the only entity with rights to distribute UltraSafe’s equipment, which consists of an under the counter reverse osmosis water purification system under the brand name of Guardian and complementary products such as shower filters.

We believe we can deliver a superior water clarification product by focusing on the three main categories of contaminants that may make water unsafe to drink. One contaminant is suspended solids. These are particles of various sizes which can be mixed with the water. They may make the water murky and give it a cloudy, perhaps even muddy appearance. This cloudiness is called turbidity. The second contaminant is dissolved solids. These are contaminants that are dissolved in the water in much the same way that sugar dissolves and disappears when stirred into clear water. They may be particles of inorganic minerals or metals or they could be particles of organic compounds. Collectively they may give water offensive tastes, colors or smells. The third important category is the pathogenic contaminants. These are the bacteria, viruses, cysts and parasites that may cause serious illness or even death when consumed by humans.

In the past, equipment which has been designed to process in around 10,000-13,000 USG per day has relied on clarifying the water by filtering it through membrane style filters and then attempting to sanitize it using heavy doses of chlorine. The problems with this approach range from filters plugging and requiring substantial expense to clean or replace to the fact that chlorine is entirely reliable in sanitizing water as it can be ineffective against some cysts, it’s expensive, clumsy, dangerous to handle, can create deadly compounds like chloroform with organic compounds and is a known carcinogen. In contrast, large-scale municipal water treatment plants (100,000+ cu meters/D, 25 million USG) achieve greater economies by mechanically separating the suspended solids using special flocculants that clarify the water without high doses of harsh chemicals.

We believe that our patented technology has the ability to separate the suspended solids from contaminated water (or residential waste-water) using small scale, portable technology generally reserved for larger operations. In the primary stage of clarification our equipment clarifies water on a flow-through basis using no membrane filtration. Because of its modular design, with each module easily handling flows of 10,000 USG/day, we can custom design installations to accommodate varying requirements. Our technology employs a closed system design which emits no odors and it’s almost silent in its operation. It can be stopped and started without loss of efficiency and its compact size, (about the size of one parking space) makes it transportable. It is capable of producing sanitary clarified water through the use of our proprietary sanitizing agent and without chlorine. The product water can then be further upgraded using readily available equipment as fine as reverse osmosis if the objective is to produce deliciously pure drinking water.

Distribution Methods

We intend to commercialize our technology via a number of channels including licensing agreements with strategic partners to build, sell and operate units outside of North America. We also intend to engage in outright sales of our second generation units to end users and will build, own and operate, on a fee for service basis, these larger permanent installation stations in North America.

Competition

The water treatment industry is widespread and highly competitive. Many entities in the United States and around the world compete with our efforts to produce, process and distribute treated water and water purification equipment. We face, and expect to continue to face, competition from entities that distribute treated water and water purification equipment. Many of our competitors have substantially greater capital resources and more experience in research and development, manufacturing and marketing than we do. In addition, we may not succeed in distributing our products and bringing them to market in a cost-effective and timely manner relative to our competitors. Moreover, they may have greater name recognition than we do and may offer discounts as a competitive tactic. We believe that our competitive edge is that our technology is almost silent, emits no odors, is compact and transportable, and does not require the use of chlorine.

The technologies for processing wastewater and approaches for commercializing those technologies are evolving. Technological developments may result in our processes becoming obsolete before we recover a significant portion of any capital expenditures that we may incur. If we are unable to commence processing of wastewater for the production of potable water for commercial and residential use, our financial condition will be adversely affected. Moreover, any technologies that we may develop may be made obsolete by more efficient technologies that may be developed by our competitors in the future.

Customers

We do not yet have any customers. Our prospective customers include federal, state and municipal governments, developers, industrial plants who use water in their processes, foodstuffs producers and growers, home owners, business offices, the hospitality industry, temporary camps and emergency relief agencies.

Intellectual Property

Our proprietary water clarification technology is patented under U.S. Patent Number 5,904,855. The patent expires on May 18, 2014. We have also applied to patent this technology in Canada. It is management’s intention to file future patent applications occasioned by any improvements made to our water clarification technology.

Government Regulation

The discharge of wastewater into the environment and the production of potable water is subject to strict regulatory standards. These regulatory standards are controlled by the states in the United States and by the provinces in Canada. Our technology has been reviewed and approved for the treatment of wastewater and the discharge of effluent in several provinces of Canada. Government regulations relating to reclamation of process water for re-use in commercial and industrial applications typically relate to matters of sanitation thereby presenting a lower threshold compared to wastewater release standards or potable water production standards.

In addition, the generation, handling, storage, transportation, treatment and disposal of waste material is subject to strict regulatory standards. Such laws and regulations are evolving constantly and it is difficult to predict the effect these regulations may have on us in the future.

Our operations are subject to a wide variety of federal, state, provincial and municipal laws and regulations, including those governing the use, storage, handling, generation, treatment, emission release, discharge and disposal of certain materials, substances and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees. As such, the nature of our operations exposes us to the risk of claims with respect to such matters and there can be no assurance that material costs or liabilities will not be incurred in connection with such claims. Environmental legislation also provides for standards, restrictions and prohibitions on the handling of certain types of waste and for releases, spills, emissions into the environment of substances that are being handled by our company. Any breach by our company of such legislation may result in the suspension or revocation of necessary licenses, permits or authorizations, civil liability and the imposition of fines and penalties which would adversely affect our financial condition.

Research and Development

We have spent approximately $15,000 on research and development expenditures during the last two fiscal years. Such expenditures included those associated with the testing of clarification equipment in the production of drinking water. We plan on spending approximately $150,000 to complete further testing of our clarification equipment over the next year. Our testing and research program will provide greater analysis of the chemical process and improvements in flow dynamics resulting from modifications to our equipment design.

Employees

As of February 13, 2008, other than our directors and officers, we have no employees.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Any product that we sell or develop must compete for market acceptance and market share.

An important factor will be the timing of market introduction of competitive products. Accordingly, the relative speed with which we and competing companies can develop products, complete any required approval processes, and supply commercial quantities of the products to the market will be an important element of market success. Significant competitive factors include timing and scope of regulatory approval, product availability, awareness and acceptance of our products and their application channels to market, marketing and sales capabilities, product attributes relative to their cost, price and exclusivity, through patent protection or otherwise.

Our research, development and commercialization efforts may not succeed or our competitors may develop and commercialize more effective or successful water purification products.

In order to remain competitive, we must regularly commit substantial resources to research and development and the commercialization of new products. The research and development process generally takes a significant amount of time from inception to commercial product launch. This process is conducted in various stages. During each stage there is a substantial risk that we will not achieve our goals on a timely basis, or at all, and we may have to abandon a product or technology platform in which we have invested substantial amounts. Other companies have products that compete with our products, and also may develop effective and commercially successful products. Our competitors may succeed in developing or commercializing products that are either more effective than ours, or that they market before we market new products that we may develop. There may be additional competitive products about which we are not aware. If our competitors are able to reach the commercial market before we are, this could have a material adverse effect on our ability to reach the commercial market and sell our products. Many of the organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, greater experience in product development and in obtaining regulatory approvals, and greater manufacturing and marketing capabilities than we do. These organizations also compete with us to license proprietary technology.

If we do not match our product manufacturing capability to customer demand in a cost-effective manner, our product sales may suffer, which could cause our business to fail.

Our product sales depend upon, among other things, our ability to manufacture our products in commercial quantities and in a cost-effective manner. To the extent there is a dramatic increase in demand for our products, we may not be able to manufacture the products in a quick and cost-effective manner. Our manufacturing success also depends, in part, on our ability to transition products from research and development into commercial scale manufacturing. If we are not successful in this transition, our ability to produce products may suffer, which could cause our business to fail.

If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may have to limit or cease commercialization of our products.

The testing and marketing of our products gives rise to an inherent risk of product liability. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit or cease commercialization of our products. We currently carry product liability insurance at a level we believe is commercially reasonable, although there is no assurance that it will be adequate to cover claims that may arise. In certain customer contracts we indemnify third parties for certain product liability claims related to our products. These indemnification obligations may cause us to pay significant sums of money for claims that are covered by these indemnifications.

Our lack of operating history means we may never generate revenues.

We are a recently incorporated development stage company with no operating results to date. As we have no operating history, we cannot evaluate our financial performance as of the date of this current report. Our ability to continue our operations is dependent on our obtaining financing through the sale of our equity securities. We anticipate that we will incur increased operating costs without realizing any revenues into the foreseeable future. For the year ending December 31, 2008 we expect to incur approximately $200,000 in operating and capital expenses. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the sale of our product water, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

If we are unable to raise further financing, we may have to cease operations.

We have not generated any revenues since our incorporation and we will continue to incur operating expenses without revenues until we sell our product water. We estimate our average monthly operating expenses to be approximately $8,000. As a result, we will need to acquire further financing. There can be no assurance that we will be able to obtain the financing we require, or obtain such financing on terms that are commercially viable for us. These circumstances raise substantial doubt about our ability to continue as a going concern.

Our business could be significantly impacted by changes in government regulations relating to water clarification and/or reclamation, which could increase our operating expenses and prevent us from achieving profitability.

Our operations and properties are subject to a wide variety of federal, state, provincial and municipal laws and regulations, including those governing the use, storage, handling, generation, treatment, emission release, discharge and disposal of certain materials, substances and wastes, and the health and safety of employees. As such, the nature of our operations exposes us to the risk of claims with respect to such matters and there can be no assurance that material costs or liabilities will not be incurred in connection with such claims. Environmental legislation also provides for standards, restrictions and prohibitions on the handling of certain types of waste and for releases, spills, emissions into the environment of substances that are being handled by our company. Any breach by our company of such legislation may result in the suspension or revocation of necessary licenses, permits or authorizations, civil liability and the imposition of fines and penalties which could increase our expenses and prevent us from achieving or maintaining profitability.

Our proposed operations involve certain environmental risks, including spills or leaks of hazardous and/or flammable substances, which may negatively impact our financial condition.

Our proposed operations include the transport, storage, handling and processing of hazardous materials which involve inherent environmental risks. Any spillage or leaks of hazardous and/or flammable substances used in our operations may cause injury to persons and/or damage to property. As a result, we may become subject to liability for such hazards and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities and other expenses, such as restorative environmental costs, will have a negative impact on our financial condition.

We will depend on key service providers for assistance and expertise in beginning operations and any failure or loss of these relationships could delay our operations, increase our expenses and hinder our success.

We must establish and maintain relationships with several key providers for contracting, consulting and other services. If we should fail to maintain our relationship with any of these key providers, or if any of these providers should fail to perform, we would be forced to locate and retain alternative providers. As a consequence, due to the critical nature of these services, the commencement, and continuation, of our operations could be very seriously delayed, our start-up expenses could be significantly increased and our business could be greatly harmed, even to the point of failure of our company.

There are several agreements and relationships that remain to be negotiated, executed and implemented which will have a critical impact on our operations, expenses and profitability.

We have several agreements, documents and relationships that remain to be negotiated, executed and implemented before we can contemplate the sale of our product water. In some cases, the parties with whom we would need to establish a relationship have yet to be identified. Examples include agreements to supply us with access to transportation facilities, contracts with other utilities, contracts to sell our production and agreements with numerous consultants. Our expectations regarding the likely terms of these agreements and relationships could vary greatly from the terms of any agreement or relationship that may eventually be executed or established. If we are unable to enter into these agreements or relationships on satisfactory terms, or if revisions or amendments to existing terms become necessary, sale of our product could be delayed, our expenses could be increased and our profitability could be adversely affected and the value of your investment could decline.

Our operating costs could be higher than we expect, and this could reduce our income and any distributions we may make.

In addition to general economic conditions, market fluctuations and commodity prices, significant increases in operating costs could adversely affect our company due to numerous factors, many of which are beyond our control. These increases could arise for several reasons, such as:

  increased costs for electricity, water and other utilities;

  higher transportation costs; and

  rising labor costs, particularly if any labor shortage should occur.

Our operations will subject us to ongoing compliance with applicable governmental regulations, such as those governing pollution control, occupational safety and other matters. We may have difficulty complying with these regulations and our compliance costs could increase significantly. Increases in operating costs would have a negative impact on our operating income, and could result in substantially decreased earnings or a loss from our operations, adversely affecting our financial condition.

The water treatment industry is widespread and competitive forces could prevent us from achieving profitability.

The water treatment industry is widespread and highly competitive. Numerous entities in the United States and around the world compete with our efforts to produce, process and distribute treated water and water purification equipment. We face, and expect to continue to face, competition from entities that distribute treated water and water purification equipment. In addition, many of our competitors have substantially greater capital resources and more experience in research and development, manufacturing and marketing than we do. We may not succeed in distributing our products and bringing them to market in a cost-effective and timely manner relative to our competitors. Moreover, they may have greater name recognition than we do and may offer discounts as a competitive tactic. These competitive forces may prevent us from achieving or maintaining profits.

Technological advances and changes in production methods in the water clarification and/or reclamation technology could render our technology obsolete and adversely affect our competitive position and financial condition.

Technological advances in water clarification and/or reclamation could render our technology obsolete. If we are unable to adopt or incorporate technological advances into our business, our proposed water clarification and/or reclamation technology could become uncompetitive or obsolete. We expect that technological advances in water clarification and/or reclamation technology will continue to occur. If improved technologies become available to our competitors, they may be able to produce product water at a lower cost than us. In such an event, we may be required to acquire or develop new technology to remain competitive. There is no assurance that third-party licenses for any new technologies would be available on commercially reasonable terms. If we are unable to obtain, implement or finance new technologies, our business and financial condition will be adversely affected.

Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plan.

We are highly dependent upon our management personnel such as Earl Switenky, Daryl English and Maurice Swanson because of their experience in relation to water clarification and reclamation. The loss of the services of one or more of these individuals may impair management's ability to operate our company. We have not purchased key man insurance on any of these individuals, which insurance would provide us with insurance proceeds in the event of their death. Without key man insurance, we may not have the financial resources to develop or maintain our business until we could replace the individual or to replace any business lost by the death of that person. The competition for qualified personnel in the markets in which we operate is intense. In addition, in order to manage growth effectively, we must implement management systems and recruit and train new employees. We may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business.

Most of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Although we are organized under the laws of the State of Nevada, United States, our business is principally conducted outside of the United States. Outside the United States, it may be difficult for investors to enforce judgments against us that are obtained in the United States in any action, including actions predicated upon civil liability provisions of federal securities laws. In addition, all of our directors and officers reside outside the United States, and nearly all of the assets of these persons and our assets are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against us or such persons judgments predicated upon the liability provisions of United States securities laws. There is substantial doubt as to the enforceability against us or any of our directors and officers located outside the United States in original actions or in actions of enforcement of judgments of United States courts or liabilities predicated on the civil liability provisions of United States federal securities laws. In addition, as the majority of our assets are located outside of the United States, it may be difficult to enforce United States bankruptcy proceedings against us. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever it is located, including property situated in other countries. Courts outside of the

United States may not recognize the United States bankruptcy court's jurisdiction. Accordingly, investors may have trouble administering a United States bankruptcy case involving a Nevada company as debtor with most of its property located outside the United States. Any orders or judgments of a bankruptcy court obtained in the United States may not be enforceable.

Our business is subject to comprehensive government regulation and any change in such regulation could increase our operating expenses.

There is no assurance that the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States, Canada or any other jurisdiction, will not be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on our company. Any or all of these situations may increase our operating expenses.

Risks Related to our Common Stock

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a significant portion of our operations has been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our certificate of incorporation authorizes the issuance of up to 375,000,000 shares of common stock. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock may be restricted by the SEC’s penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors".

The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operation

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in this current report. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs and involve significant risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements.

Results of Operations for the year ended December 31, 2007 compared to the year ended December 31, 2006

We have not generated any revenues. For the year ended December 31, 2007 we incurred a net loss of $626,948, compared to a net loss of $4,330 for the year ended December 31, 2006. Our net loss per share was $0.089 for the year ended December 31, 2007, compared to a net loss per share of $Nil for the year ended December 31, 2006.

Our total operating expenses were $641,640 for the year ended December 31, 2007. Operating expenses for the year ended December 31, 2007 included $240,924 in professional fees, $372,981 in consulting fees, $4,316 in depreciation and $23,419 in general and administrative fees, compared to operating expenses of $4,330 for the year ended December 31, 2006. Our general and administrative expenses consist of rent, marketing and promotion, tradeshow costs, travel, meals and entertainment, office maintenance, communication expenses (cellular, internet, fax, telephone), office supplies, courier and postage costs, web development and office supplies. Our professional fees consisted primarily of legal, accounting and auditing fees.

Liquidity and Capital Resources

On February 13, 2008, we completed the acquisition of Purio pursuant to the amended agreement with Purio and the shareholders of Purio. As a result of the acquisition of Purio, we abandoned our previous business plan which included the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discovered. Because we are the successor business to Purio and because the operations and assets of Purio represents our entire business and operations from the closing date of the amended agreement, our management's discussion and analysis are based on Purio’s operations.

During the next twelve months, we plan to identify and establish markets for our products and arrange for the construction, delivery and commissioning of equipment to satisfy those markets. We anticipate that we will be able to satisfy our cash requirements for the next 12 months and that we will have to raise additional funds of $1,000,000 for the following:

Activity	Amount
Professional Fees	$50,000
General and Administrative Costs	$25,000
Construction or Purchase of Purification Equipment	$475,000
Marketing	$300,000
Research and Development	$150,000
Total	$1,000,000

We will require additional funds to implement our growth strategy and develop our water clarification and water reclamation business. There funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain our operations at a level sufficient for an investor to obtain a return on his or her investment in our common stock. Further, we may be unprofitable.

We will design and build equipment based on contracted orders. Marketing will be conducted via demonstrations, participation in trade shows, advertising in electronic and print media, and through the development of a representative and dealer network globally. Research and development will continue in order to develop the technology into a broader range of applications.

There are no assurances that we will be able to obtain further funds required for our continued operations. We intend to pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

As of December 31, 2007, Purio had cash and cash equivalents of $209,634 and working capital of $152,029 comprised of current assets totaling $209,634 and current liabilities totaling $57,605. The latter figure includes deposits of $45,455 and subscriptions received of $12,150.

Professional Fees

We expect to incur on-going legal, accounting and audit expenses to comply with our reporting responsibilities as a public company under the Exchange Act of 1934, as amended. We estimate such expenses for the next twelve months to be approximately $50,000.

General and Administrative Expenses

We anticipate spending $25,000 on general and administrative costs in the next twelve month period. We expect these costs to consist of expenses such as office rent, office supplies and equipment, travel and telephone expenses.

To date, we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We expect this situation to continue for the foreseeable future. We anticipate that we will have negative cash flows during the next twelve month period.

As indicated above, we anticipate that our projected operating expenses for the next twelve months will be $1,000,000. We had working capital of $152,029 as of December 31, 2007. We will be required to raise additional funds through the issuance of equity securities or through debt financing in order to carry-out our plan of operations for the next twelve month period. There can be no assurance that we will be successful in raising the required capital or that actual cash requirements will not exceed our estimates.

Trends and Uncertainties

To date, we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We expect this situation to continue for the foreseeable future. We anticipate that we will have negative cash flows during the next twelve month period.

Given that we have not generated any revenues to date, our cash requirements are subject to numerous contingencies and risk factors beyond our control, including operation and acquisition risks, competition from well-funded competitors, and our ability to manage growth. We can offer no assurance that our company will generate cash flow sufficient to achieve profitable operations or that our expenses will not exceed our projections. If our expenses exceed estimates, we will require additional monies during the next twelve months to execute our business plan.

There are no assurances that we will be able to obtain funds required for our continued operation. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease the operation of our business.

Summary of product research and development

We have developed lighter weight, more compact clarifier designs and we are preparing applications to file patent protection for these ‘second generation’ clarifier design improvements. We intend to carry on applied testing will take place over the next several months.

Expected purchase or sale of plant and significant equipment

We are in negotiations with a potential client for the purchase of clarification process equipment. The equipment has already been constructed and tested. If negotiations are successful, we expect that the equipment would be installed and operational within the next 12 months.

Significant changes in the number of employees

As of February 12, 2008, other than our directors and officers, we have no employees. However, we intend to hire, on a full-time basis, a sales and marketing person within the next three months.

Going Concern

Given that we are a development stage company and have not generated any revenues to date, our cash flow projections are subject to numerous contingencies and risk factors beyond our control, including our ability to manage our expected growth, commence operations and . We can offer no assurance that our company will generate cash flow sufficient to meet our cash flow projections or that our expenses will not exceed our projections. If our expenses exceed estimates, we will require additional monies during the next twelve months to execute our business plan.

There are no assurances that we will be able to obtain funds required for our continued operation. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease the operation of our business.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing and successful and sufficient market acceptance of our products and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Off-Balance Sheet Arrangements

Our company has no outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. Neither our company nor our operating subsidiary engages in trading activities involving non-exchange traded contracts.

PROPERTIES

Our principal offices are located at 1048 1685 H Street, Blaine, Washington, USA 98320. We pay a fee of approximately $150 annually for the use of this location.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of February 13, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers, and by our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
English, Daryl c/o 1048 1685 H Street, Blaine, Washington, USA 98320	10,706,548(2) common shares	19.38%
Swanson, J A Maurice c/o 1048 1685 H Street, Blaine, Washington, USA 98320	3,324,767 common shares	6.02%
Switenky, Earl c/o 1048 1685 H Street, Blaine, Washington, USA 98320	7,583,781(2)(3) common shares	13.73%
Directors and Executive Officers as a Group (3 individuals)	14,233,315 common shares	25.77%

(1)           Based on 55,234,603 shares of common stock issued and outstanding as of February 13, 2008, the closing of the acquisition of Purio. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2)           Daryl English and Earl Switenky have shared voting and dispositive power over 7,381,781 common shares held by Wolfberry Devco of North America Inc. (“Wolfberry”). Daryl English is the Director, President and Chief Executive Officer of Wolfberry. Earl Switenky is the sole shareholder of Wolfberry. Daryl English also holds 3,324,767 of our common shares in his personal name.

(3)           Earl Switenky is deemed to have shared voting and dispositive power over 202,000 shares of our common shares held by Cindy Schattenkirk, his common law spouse.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

DIRECTORS AND EXECUTIVE OFFICERS

Directors, Executive Officers, Promoters and Control Persons

The following individuals serve as the directors and executive officers of our company. All directors of our company and our subsidiary hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company and our operating subsidiary are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Earl Switenky	Director	58	October 19, 2007
Joseph A.M. Swanson	Chief Operations Officer, Vice-President and Director	59	November 20, 2007
Daryl English	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer	60	February 8, 2008

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company and the executive officers of our subsidiary, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Earl Switenky, Director

Mr. Switenky brings a strong educational background and extensive experience to his position. Mr. Switenky has nearly three decades of executive experience, and nearly a decade of expertise in the water industry as a base of knowledge. Upon graduating with a degree in Education from the University of Saskatchewan in 1974, Mr. Switenky was responsible for running Turfland Inc., a successful full service landscaping and irrigation design and installation company, from its inception in 1984 to 1994. After 10 years directing Turfland Inc., Mr. Switenky was as an Instructor at Northwest Regional College from 1985 to 1993. In 1993 he worked as an independent contractor for a private, international marketing company; contracted to the fine jewelry and precious metals industry. Mr. Switenky developed successful market distributors in several regions including Canada, the continental USA, as well as Hawaii, Australia, New Zealand and the United Kingdom. In 1999, Mr. Switenky began his next venture, Purio Environmental Water Source, Inc., a technology acquisition and development firm specializing in drinking water production and wastewater reclamation technology. Mr. Switenky is the founder and an officer of Purio Environmental Water Source, Inc. In addition, Mr. Switenky was a co-founder of a partnership operating under the name of UltraSafe Water Source, which specialized in manufacturing, marketing and servicing water purification equipment. In 2004 Mr. Switenky ceased to participate in the partnership and began carrying on business through UltraSafe Water Source as a sole proprietorship.

Joseph A.M. Swanson, Chief Operations Officer, Vice-President and Director

Mr. Swanson draws upon a deep well of business knowledge and experience gained from a variety of industries. Mr. Swanson began his professional experience with Canag R&D, an instrumental promoter of soil and water conservation, agricultural methodology and equipment. Mr. Swanson sat on the Soil Conservation Strategies Committee. From 1980 to 1990, while employed with Canag R&D, Mr. Swanson was also the owner of Nastec Developments Ltd., a company who contracted with MacMillan-Bloedel, offering several forestry-related services, specifically in environmental compliance issues. In 1990 Mr. Swanson took over as marketing manager for C. Brothers Ltd., a company active in the metal recycling industry. While at C. Brothers Ltd., Mr. Swanson was responsible for the development of sales and marketing strategies for the provinces of British Columbia, Alberta, Saskatchewan and Manitoba. During the past five years Mr. Swanson has been self-employed, providing business consulting services to various private companies.

Daryl English, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer

Daryl English brings both a strong educational and business background to his position. Mr. English graduated with an MBA from Queen’s University in Kingston, Ontario in 1996. After a successful career in commercial banking, Mr. English joined a publicly-traded energy service company as Vice President. and Chief Financial Officer. Mr. English continued to diversify his business knowledge in 1994 when he founded a communications and international business consulting company. Demonstrating a growing penchant for strong leadership and business development, Mr. English acted as senior business consultant for a prominent international business consulting firm, where he specialized in organizational development and financial turn-around situations. Mr. English joined a Canadian management consulting company specializing in small and medium sized businesses in 2000 and has held the position of senior business consultant with them since that time. During his employment Mr. English provided a broad range of business management consulting services to privately owned businesses located in Canada and the United States of America. Such services included but were not limited to organizational development and restructuring, financial management, and the development of strategies, systems and procedures designed to increase revenues, improve profitability and provide suitable management control.

None of our directors serve on the boards of any other public companies.

Significant Employees

As of February 13, 2008, other than our directors and officers, we have no employees. However, we intend to hire, on a full-time basis, a sales and marketing person within the next six months.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons, or any proposed directors, has been involved in any of the following events during the past five years:

1.

a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	being convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

EXECUTIVE COMPENSATION

Particulars of compensation paid to:

(a)	our principal executive officer;

(b)

each of our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeds $100,000 per year; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, (each a "Named Executive Officer") is set out in the summary compensation table below:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa tion ($)	Total ($)
Michael Shamber, President, Chief Executive Officer and Director(1)	2007 2006	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0
Casper Stabile, Chief Financial Officer, Treasurer and Director(2)	2007 2006	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0
Joseph A.M. Swanson, Chief Operating Officer, Vice-President and Director(3)	2007 2006	$0 N/A	$0 N/A	$0 N/A	$0 N/A	$0 N/A	$0 N/A	$0 N/A	$0 N/A

(1)           Michael Shamber resigned as an officer and director of our company on February 8, 2008.

(2)           Casper Stabile resigned as an officer and director of our company on February 8, 2008.

(3)           Joseph A.M. Swanson was appointed as the Chief Operating Officer, Vice-President and as a Director of our company on November 20, 2007.

Executive Compensation

No executive officer of our company received annual salary and bonus in excess of $100,000 for our company's fiscal year ended December 31, 2007.

Equity Compensation Plan Information and Stock Options

From our date of inception to February 13, 2008 we have not granted any stock options or stock appreciation rights to any of our directors or officers.

Compensation Of Directors

We did not pay any other director's fees or other cash compensation for services rendered as a director for the years ended December 31, 2006 and December 31, 2007. We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors may in the future receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

We currently do not have a compensation committee. Our board of directors does not believe that it is necessary to have such a committee because it believes that the functions of such a committee can be adequately performed by the board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Except as disclosed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of US$120,000 or one percent of our total assets at our year end for the last three completed fiscal years, and in which, to our knowledge, any of our directors, officers, 5% beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

On February 28, 2006, we completed an offering of 5,500,000 shares of our common stock at a price of $0.001 per share. Of these shares, 2,500,000 were issued to our former President, Mr. Michael Shamber and 3,000,000 were issued to our former Secretary, Mr. Brennon Wood.

On December 7, 2007, we entered into a share exchange agreement with Purio, a Nevada corporation. Pursuant to the terms of the share exchange agreement, we agreed to acquire all of the issued and outstanding shares of Purio’s common stock in exchange for the issuance by our company of 27,500,000 shares of our common stock to the shareholders of Purio.

On December 10, 2007 Purio entered into a license agreement with Earl Switenky doing business as UltraSafe Water Source for the marketing and distribution of UltraSafe’s water purification equipment. Mr. Switenky is one of our directors and was a director and officer of Purio at the time the licensing agreement was entered into. To date we are the only entity with rights to distribute UltraSafe’s equipment, which consists of an under the counter reverse osmosis water purification system under the brand name of Guardian and complementary products such as shower filters.

On February 11, 2008, we entered into an amended and restated share exchange agreement with Purio and the shareholders of Purio, which was amended slightly to alter closing conditions on February 13, 2008. The amended agreement amends and restates the share exchange agreement dated December 7, 2007 in its entirety except for Schedule 2A, Schedule 2B and Schedule 3 which were previously executed by the shareholders of Purio. Pursuant to the amended agreement, we agreed to acquire all of the issued and outstanding shares of Purio’s common stock in exchange for the issuance by our company of approximately 27,734,603 shares of our common stock to the shareholders of Purio. We also agreed that 27,500,000 shares of stock from our previous shareholders would be cancelled. The agreement closed on February 13, 2007, at which time we issued 27,734,603 shares to the previous Purio shareholders. Upon cancellation of the 27,500,000 shares the previous Purio shareholders will have more than 50% of the outstanding and issued shares of our common stock. At February 11, 2008, the following relationships existed:

  Daryl English, our President and Chief Executive Officer, was the President and sole director of Purio

  Earl Switenky, one of our directors, was secretary and treasurer of Purio

  Mr. Switenky and Mr. English shared voting and dispositive power over 7,308,694 shares of Purio held by Wolfberry Devco of North America Inc. (“Wolfberry”)

  Mr. Switenky’s common law spouse owned 200,000 shares in Purio

  Mr. English held 3,291,848 shares of Purio is his name

  Joseph A.M. Swanson, one of our directors and our Chief Operating Officer, held 3,291,848 shares of Purio

At the closing of the acquisition, in consideration for the shares of Purio, we issued 7,381,781 shares of common stock to Wolfberry, 3,324,767 shares of common stock to Mr. English, 3,324,767 shares of common stock to Mr. Swanson and 202,000 shares to the common law spouse of Mr. Switenky.

On January 31, 2000 Purio entered into an agreement with Proteus for a security interest in the entirety of Proteus’ assets in exchange for a loan of $220,000. Daryl English, our President and Chief Executive Officer was the President of Proteus at the time of this agreement. Part of the secured interest was the water clarification technology currently patented and marketed by Purio. Purio exercised their security interest in the assets of Proteus on December 14, 2001.

Director Independence

We currently act with two directors, consisting of Earl Switenky and Joseph A.M. Swanson.

We have determined that none of our directors is an independent director, as that term is used in Rule 4200(a)(15) of the of the Rules of NASDAQ Market Place Rules.

LEGAL PROCEEDINGS

As of February13, 2008 we know of no material, active, or pending legal proceeding against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our company’s directors, proposed directors, officers, or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company’s interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The closing price of our common stock, as reported by Yahoo Finance on March 28, 2008, was $0.52.

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol "PURO". The following quotations obtained from stockwatch.com reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Bulletin Board(1)
Quarter Ended	High	Low
February 29, 2008	$0.89	$0.45
November 30, 2007	$0.75	$0.55
August 31, 2007	N/A	N/A
May 31, 2007	N/A	N/A
February 28, 2007	N/A	N/A
November 30, 2006	N/A	N/A

OTC Bulletin Board(1)
Quarter Ended	High	Low
August 31, 2006	N/A	N/A
May 31, 2006	N/A	N/A
February 28, 2006	N/A	N/A

(1)           Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. Our common shares are issued in registered form. The transfer agent and registrar for our common stock is Empire Stock Transfer (Telephone: (702) 562 - 4091; Facsimile: (702) 562 – 4081).

(2)           The first trade of our stock on the OTC Bulletin Board as indicated on Yahoo Finance occurred on November 29, 2007.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plan Information

We do not have any equity compensation plans in place.

RECENT SALES OF UNREGISTERED SECURITIES

In connection with the closing of the share exchange agreement, on February 13, 2008 we issued 27,734,603 shares of our common stock to the former shareholders of Purio as follows: 20,352,822 shares of common stock were issued in reliance on Regulation S and/or Section 4(2) of the Securities Act of 1933 in an offshore transaction to a non-U.S. Person (as that term is defined in Regulation S under the Securities Act of 1933); and 7,381,781 shares of our common stock were issued in reliance upon Section 4(2) of the Securities Act of 1933.

On February 28, 2006, we completed an offering of 5,500,000 shares of our common stock at a price of $0.001 per share. Of these shares, 2,500,000 were issued to our former President, Mr. Michael Shamber and 3,000,000 were issued to our former Secretary, Mr. Brennon Wood. The total amount received from this offering was $5,500. These shares were issued pursuant to Regulation S of the Securities Act.

On June 30, 2006, we completed an offering of 5,500,000 shares of our common stock at a price of $0.01 per share to a total of thirty-four purchasers. The total amount received from this offering was $55,000. These shares were issued pursuant to Regulation S of the Securities Act.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 375,000,000 shares of common stock. As of February 13, 2008, there were 82,734,603 shares of our common stock issued and outstanding, held by approximately 70 stockholders of record. Upon the cancellation of 27,500,000 shares, as contemplated by the share exchange agreement, there will be 55,234,603 shares of our common stock outstanding, held by approximately 68 stockholders of record.

Common Stock

We are authorized to issue 375,000,000 shares of common stock with a par value of $0.001. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Change of Control

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Webb & Co., P.A., has been engaged as our principal independent accountants. There has been no change in our certifying accountant for the past two most recent fiscal years or interim period. John Kinross-Kennedy is engaged as Purio’s principal independent accountant.

Item 4.01 Changes in Registrant’s Certifying Accountant

On April 28, 2008, we engaged John Kinross-Kennedy, an independent registered firm of Certified Public Accountants, as our principal independent accountant with the approval of our company’s board of directors. Accordingly, we dismissed Webb & Co., P.A., on April 28, 2008. The decision to change our principal independent accountant was based on the decision of our company’s new directors.

Webb & Co., P.A.’s report dated March 11, 2008 for the past two fiscal years ended November 30, 2007 and 2006, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that Webb & Co., P.A. expressed in their report substantial doubt about our ability to continue as a going concern.

In connection with the audit of our financial statements and in the subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with Webb & Co., P.A. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreements, if not resolved to the satisfaction of Webb & Co., P.A., would have caused Webb & Co., P.A. to make reference to the subject matter of the disagreements in connection with their report. Our company provided Webb & Co., P.A. with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that they furnish our company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Webb & Co., P.A., dated May 13 , 2008, is filed as Exhibit 16.1 to this Form 8-K.

During the years ended November 30, 2007 and 2006, and the subsequent interim period through the date hereof, we have not consulted with John Kinross-Kennedy regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has John Kinross-Kennedy provided to us a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) of Regulation S-B with our former principal independent accountant.

Item 5.01 Changes in Control of the Registrant

Upon the closing of the amended agreement on February 13, 2008, we issued an aggregate of 27,734,603 shares of common stock to the shareholders of Purio in consideration for the acquisition of all of the issued and outstanding common shares of Purio, on the basis of 1.01 common shares of our company's stock for every one common share of Purio. The issuance was a result of the closing of the amended agreement which occurred on February 13, 2008 among our company, Purio, and the shareholders of Purio. As a result of the share exchange, the former shareholders of Purio own 27,734,603 shares of our company's common stock, which, after the cancellation of 27,500,000 shares as contemplated the amended agreement, will represent approximately 50.21% of the 55,234,603 issued and outstanding shares of our company. The issuance of the 27,734,603 shares our company, once the 27,500,000 shares are cancelled, will result in a change of control of our company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Daryl English was appointed as the President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of our company as of February 8, 2008. A description of Daryl English’s business experience over the past five years can be found in Item 2.01 of this current report. We have not entered into any employment agreements with our newly appointed officers.

On December 7, 2007, we entered into a share exchange agreement with Purio, a Nevada corporation. Pursuant to the terms of the share exchange agreement, we agreed to acquire all of the issued and outstanding shares of Purio’s common stock in exchange for the issuance by our company of 27,500,000 shares of our common stock to the shareholders of Purio.

On February 11, 2008, we entered into an amended and restated share exchange agreement with Purio and the shareholders of Purio, which was amended slightly to alter closing conditions on February 13, 2008. Pursuant to the amended agreement, we agreed to acquire all of the issued and outstanding shares of Purio’s common stock in exchange for the issuance by our company of approximately 27,734,603 shares of our common stock to the shareholders of Purio. The agreement closed on February 13, 2007, at which time we issued 27,734,603 shares to the previous Purio shareholders. After the cancellation of 27,500,000 shares as contemplated in the amended agreement, the previous Purio shareholders will have more than 50% of the outstanding and issued shares of our common stock. At February 11, 2008 and at February 13, 2008, Daryl English, our President and Chief Executive Officer, was the President and sole director of Purio. Also, Mr. English had sole or shared voting and dispositive power over a total of 10,600,542 shares of Purio. At the closing of the acquisition, in consideration for the shares of Purio, we issued 7,381,781 shares of common stock to Wolfberry, a company over which Mr. English has shared voting and dispositive power, and we issued 3,324,767 shares of common stock to Mr. English.

On January 31, 2000 Purio entered into an agreement with Proteus Environmental Systems Inc. (“Proteus”) for a security interest in the entirety of Proteus’ assets in exchange for a loan of $220,000. Daryl English, our President and Chief Executive Officer, was the President of Proteus at the time Purio entered into this agreement. Part of the secured interest was the water clarification technology currently owned by Purio. Purio exercised its security interest over the assets of Proteus on December 14, 2001.

On February 8, 2008, Michael Shamber resigned his positions as our President, Chief Executive Officer and director. On February 8, 2008, Casper Stabile resigned as Chief Financial Officer, treasurer and director and Brennon Wood resigned his position as secretary and director.

Item 5.03 Change in Fiscal Year

On February 13, 2008, in connection with the closing of the amended agreement, we changed our fiscal year end to December 31. The share exchange, contemplated by the amended agreement, is deemed to be a reverse acquisition for accounting purposes. Purio, the acquired entity, is regarded as the predecessor entity as of February 13, 2008. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of Purio. Such financial statements will depict the operating results of Purio, including the acquisition of our company, from November 16, 1999 (Purio’s date of inception).

Item 5.06 Change in Shell Company Status

Management has determined that, as of the closing of the share exchange agreement, our company has ceased to a shell company as defined in Rule 12b-2 of the Exchange Act of 1934. Please refer to Item 2.01 of this current report for a detailed description of the amended agreement and the business of our company following the closing date.

Item 9.01 Financial Statements and Exhibits

The financial statements of Purio are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

The following financial statements are included in this current report:

In addition, unaudited pro forma consolidated information as at November 30, 2007 has not been provided in this current report as such information would not provide meaningful disclosure of our company as a result of the accounting effect of the acquisition of Purio. The share exchange is deemed to be a reverse acquisition for accounting purposes. Purio, the acquired entity, is regarded as the predecessor entity as of February 13, 2008. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of Purio. Such financial statements will depict the operating results of Purio, including the acquisition of our company from February 13, 2008. As our company has abandoned our prior marketing and branding services business and had negligible assets and liabilities as at November 30, 2007, pro forma financial information, which would depict our company and Purio on a combined basis as at November 30, 2007, would not provide meaningful disclosure of our company.

FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders
Purio Environmental Water Source Inc.
Blaine, Washington

I have audited the accompanying balance sheet of Purio Environmental Water Source Inc. as of December 31, 2007 and 2006 and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly, in all material respects, the financial position of Purio Environmental Water Source, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and has not yet commenced operations. This raises substantive doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/s/ John Kinross-Kennedy
John Kinross-Kennedy
Certified Public Accountant
Irvine, California
March 28, 2008

PURIO ENVIRONMENTAL WATER SOURCE INC.
(A Development Stage Company)
Balance Sheet
as at December 31,

	2007	2006
ASSETS
Current Assets
Cash	$209,634	$-
Total Current Assets	209,634	-

Property and Equipment
CCETS Train	40,277	34,524
Patents	119,995	110,000
	160,272	144,524
Accumulated Depreciation	25,924	21,608
Total Property and Equipment	134,348	122,916

TOTAL ASSETS	$343,982	$122,916

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Bank Overdraft	$-	$49
Deposits	45,455	-
Subscriptions Received	12,150	-
Total Current Liabilities	57,605	49

Non Current Liabilities
Loans from Officer	17,258	17,258
Total Non Current Liabilities	17,258	17,258

TOTAL LIABILITIES	74,863	17,307

Shareholders' Equity (Deficit)
Common Stock, no par value; stated value $0.001, authorized
75,000,000 shares, issued and outstanding 27,500,000 shares	27,500	-
Subscriptions received	-	148,054
Additional Paid-In Capital	911,244	232
Deficit accumulated during the development stage	(669,625)	(42,677)

TOTAL SHAREHOLDERS' EQUITY	269,119	105,609

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$343,982	$122,916

PURIO ENVIRONMENTAL WATER SOURCE INC.
(A Development Stage Company)
Statement of Operations
For the year ended December 31,

			For the Period
			of Inception
			from Nov. 16,
			1999, through
	2007	2006	Dec. 31. 2007
			(Unaudited)
Revenue	$-	$-	$-

Cost of Sales	-	-	-

Operating Income

General and Administrative Expenses:

Professional Fees	240,924	-	248,087

Consulting	372,981	-	372,981
Depreciation	4,316	4,316	25,924
Other General and Administrative
Expenses	23,419	14	37,325

Total General and Administrative
Expenses	641,640	4,330	684,317

Net Loss before other income and expenses	(641,640)	(4,330)	(684,317)

Other Income and expenses:

Foreign Currency Exchange Gain	14,692	-	14,692
Corporation taxes	-	-	-

Net Loss after Other Income and Expenses	$(626,948)	$(4,330)	$(669,625)

Loss Per Common Share:
Basic and Diluted	$(0.089)	$-

Weighted Average Shares Outstanding,
Basic and Diluted:	7,082,192	-

PURIO ENVIRONMENTAL WATER SOURCE INC.
(A Development Stage Company)
Statement of Cash Flows
For the year ended December 31,

			For the Period
			of Inception
			from Nov. 16,
			1999, through
	2007	2006	Dec. 31. 2007
			(Unaudited)
Cash flows from operating activities:
Net (Loss)	$(626,948)	$(4,330)	$(669,625)
Adjustments to reconcile net loss to
net cash used by operating activities:
Non-cash depreciation	4,316	4,316	25,924
Change in operating assets and liabilities:
(Increase) in Subscriptions Receivable	-	-	-
Increase in Deposits	45,455	-	45,455
Increase in Subscriptions Received	70,650	-	70,650
Net cash (used by) operating activities	(506,527)	(14)	(527,596)

Cash flows from investing activities
Acquisition of patent	(9,995)	-	(119,995)
Acquisition of equipment	-	-	(40,277)
Revaluation of equipment	(5,753)	-	-
Net cash (used by) investing activities	(15,748)	-	(160,272)

Cash flows from financing activities:
Common stock issued for cash	880,012	-	938,512
(Decrease) in Subscriptions Received	(148,054)	-	(58,500)
Advances from Shareholder			17,258
Other contributed capital			232
Net cash (used) provided by financing activities	731,958	-	897,502

Net increase (decrease) in cash	209,683	(14)	209,634

Cash, beginning of the period	(49)	(35)	-

Cash, end of the period	$209,634	$(49)	$209,634

Supplemental cash flow disclosure:
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

PURIO ENVIRONMENTAL WATER SOURCE INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from November 16, 1999 (Inception) to December 31, 2007
(Unaudited)

				Accumulated
				Deficit	Total
	Common Stock		Additional	during the	Shareholders'
	Number of	Subscriptions	Paid-In	Development	Equity
	Shares	Received	Capital	Stage	(Deficit)

Inception, November 16, 1999	-	$-	$-	$-	$-
Subscriptions received during the period		20,379			20,379
Balances, December 31, 1999	-	20,379		-	20,379

Cash contributed from Global Tech bank account			232		232
Subscriptions received during the year		115,116			115,116
Net loss for year ended December 31, 2000				(2,672.00)	(2,672.00)
Balances, December 31, 2000	-	$135,495	$232	$(2,672)	$133,055

Subscriptions received during the year		1,888			1,888
Net loss for year ended December 31, 2001				(5,126)	(5,126)
Balances, December 31, 2001	-	$137,383	$232	$(7,798)	$129,817

Subscriptions received during the year		7,630			7,630
Net loss for year ended December 31, 2002				(11,544)	(11,544)
Balances, December 31, 2002	-	$145,013	$232	$(19,342)	$125,903

Subscriptions received during the year		1,428			1,428
Net loss for year ended December 31, 2003				(6,149)	(6,149)
Balances, December 31, 2003	-	$146,441	$232	$(25,491)	$121,182

Subscriptions received during the year		1,613			1,613
Net loss for year ended December 31, 2004				(8,461)	(8,461)
Balances, December 31, 2004	-	$148,054	$232	$(33,952)	$114,334

Net loss for year ended December 31, 2005				(4,395)	(4,395)
Balances, December 31, 2005	-	$148,054	$232	$(38,347)	$109,939

Net loss for year ended December 31, 2006				(4,330)	(4,330)
Balances, December 31, 2006	-	$148,054	$232	$(42,677)	$105,609

Reclassify subscriptions September 28, 2007		(148,054)			(148,054)

Balances September 28, 2007 before stock issue	-	$-	$232	$(42,677)	$(42,445)

				Accumulated
				Deficit	Total
	Common Stock		Additional	during the	Shareholders'
	Number of	Subscriptions	Paid-In	Development	Equity
	Shares	Received	Capital	Stage	(Deficit)

Balances September 28, 2007 before stock issue	-	$-	$232	$(42,677)	$(42,445)
Common stock issued for cash @ $0.0026
per share September 28, 2007	10,808,694	10,809	17,569		28,378
Common stock issued for cash at an aggregate
of $0.036 per share September 28, 2007	9,017,010	9,017	313,268		322,285
Common stock issued for cash @ $0.25
per share September 28, 2007	776,600	776	193,329		194,105
Common stock issued for cash @ $0.50
per share September 28, 2007	40,000	40	19,960		20,000
Common stock issued for services @
$0.0545
per share September 28, 2007	6,857,696	6,858	366,886		373,744
Net loss for the year ended Dec. 31, 2007				(626,948)	(626,948)

Balances, December 31, 2007	27,500,000	$27,500	$911,244	$(669,625)	$269,119

Purio Environmental Water Source Inc.
(A Developmental Stage Company)
Notes to Financial Statements
December 31, 2007

1.	Organization

The Company was incorporated under the laws of the State of Nevada November 19, 1999 as Global Tech, Inc. The company began raising capital in December, 1999 to develop technology for water purification. The Company obtained a patent and related water purification equipment in 2002. The Company has been perfecting the technology toward a product capable of being manufactured. The company changed its name to Purio Environmental Water Source, Inc. July 9, 2007.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation.

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated a deferred tax credit through net operating loss carryforward. However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined as follows.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company incurred a net loss of $626,948 and a negative cash flow from operations of $506,527 during the year ended December 31, 2007. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plans to market a water purification device described in the initial paragraph, in order to eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classifications or liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, with limited operating revenues during the periods presented, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7. SFAS. No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things. Management has defined inception as November 19, 1999. Since inception, the Company has incurred an operating loss of $669,625. The Company’s working capital has been generated through the sales of common stock. Management has provided financial data since November 19, 1999, “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with SFAS 128, Earnings Per Share for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The Company has no potentially dilutive securities outstanding as of December 31, 2007 and 2006.

		December 31 2007		December 31, 2006

Numerator:

Basic and diluted net loss per share:

Net Loss	$	(626,948)	$	(4,330)

Denominator

Basic and diluted weighted average number of shares outstanding		7,082,192		0

Basic and Diluted Net Loss Per Share	$	(0.089)	$	( - )

3.	Patent

The patent is United States Patent 5904855 granted May 18, 1999 for a “Closed Chemically Advanced Treatment System”. The patent was obtained by retention of collateral in 2002 and was recorded at the cost of secured debt extinguished. The invention described in the patent is used by the Company in the water purification equipment which is under development. The patent is not in use to protect marketed products and is therefore not amortized. There has been no change in circumstances that would warrant an evaluation of impairment under SFAS 121.

During the third quarter of 2007, the cost of a patent application, $9,995, was capitalized for 2nd generation technology related to the Company’s water purification equipment.

4.	Capital Structure

During the period from inception through September 30, 2006, the Company received cash subscriptions for common stock. Subscriptions received during each period/year since inception to December 31, 2006:

Period ended December 31, 1999	20,379
2000	115,116
2001	1,888
2002	7,630
2003	1,428
2004	1,613
2005	-
2006	-

Subscriptions received to December 31, 2006	148,054

The Company issued the stock related to these subscriptions on September 28, 2007.

On July 9, 2007 the Board of Directors resolved to amend the Articles of Incorporation to increase the number of authorized shares to 75,000,000.

On September 28, 2007 10,808,694 shares were issued for cash at a price of $0.0026, realizing $28,378.

On September 28, 2007 9,017,010 shares were issued for cash at an aggregate price of $0.0357, realizing $322,285.

On September 28, 2007 776,600 shares were issued for cash at a price of $0.25, realizing $194,105.

On September 28, 2007 40,000 shares were issued for cash at a price of $0.50, realizing $20,000.

On September 28, 2007 6,857,696 shares were issued for services. The fair value of the stock was established by the average price paid for the remaining outstanding stock and that was issued on September 28, 2007. The value of the services was recorded as $373,744.

As of December 31, 2007, the Company had authorized 75,000,000 of no par value common stock, stated value $0.001 per share, of which 27,500,000 shares were issued and outstanding.

Share Exchange Agreement. The Company entered into a share exchange agreement with Purio Inc, a Nevada public shell company, on December 7, 2007. By the terms of the agreement the Company will exchange all outstanding common shares for 27,500,000 common shares of the public company, to the shareholders of the Company, in a reverse forward merger.

5.	Litigation

There are no significant legal proceedings against the Company with respect to matters arising in the ordinary course of business.

6.	Subsequent Events.

The share exchange agreement with the public company Purio Inc. was amended on February 13, 2008. The public company will issue approximately 27,734,603 shares of its common stock to the shareholders of the Company. It was also agreed that 27,500,000 shares of the public company held by two previous stockholders would be cancelled.

Exhibits

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit	Description
Number

(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession

2.1

Amended and Restated Share Exchange Agreement dated February 11, 2008 among Purio Inc., Purio Environmental Water Source, Inc. and the shareholders of Purio Environmental Water Source, Inc. (incorporated by reference from our current report on Form 8-K filed on February 14, 2008).

2.2	Waiver of Closing items Agreement dated February 13, 2008 (incorporated by reference from our current report on Form 8-K filed on February 14, 2008).

(3)	Articles of Incorporation and By-laws

3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB- 2 filed on April 11, 2007).

3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on April 11, 2007).

3.3	Articles of Merger and Certificate of Change (incorporated by reference from our current report on Form 8-K filed on December 11, 2007)

3.4	Certificate of Change (incorporated by reference from our current report on Form 8-K filed on November 28, 2007)

(10)	Material Contracts

10.1	License agreement with Earl Switenky dba UltraSafe Water Source (incorporated by reference from our current report on Form 8-K filed on February 14, 2008).

10.2

General Security Agreement between Proteus Environmental Systems Inc., and Purio Environmental Water Source, Inc. (formerly Global Tech Inc.) dated January 31, 2000 (incorporated by reference from our current report on Form 8-K filed on February 14, 2008).

10.3	Notice of Retention of Collateral to Proteus Environmental Systems Inc. dated December 14, 2001 (incorporated by reference from our current report on Form 8-K filed on February 14, 2008).

(16)	Letter on Change in Certifying Accountant

16.1*	Letter dated May 13, 2008 from Webb & Co., P.A. regarding our change in independent registered public accounting firms.

*      Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURIO INC.

/s/ Daryl English
Daryl English
President, Chief Executive Officer, Chief Financial
Officer, Principal Accounting Officer, Secretary and
Treasurer

Date: May 21, 2008

/s/ Earl Switenky
Earl Switenky
Director, Vice President and Chief Operations Officer

Date: May 21, 2008